SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 12, 2010

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, the Board of Directors elected Stuart Yachnowitz to serve as Director of Vanity Events Holding, Inc. (the “Company”). Mr. Yachnowitz does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Yachnowitz is the owner and president of The Original Jem Caterers of Nassau, Inc. and the Sands Beach Club, in Atlantic Beach, New York, a family-owned business he has been part of and developed for over 40 years.

Mr. Yachnowitz has founded and developed many businesses during his career. His entrepreneurial endeavors included founding and building Skilled Health Facilities, Inc., a national chain of nursing homes. He founded Y&S Realty, Inc. and Y&S Management Corporation, Inc., which purchased land and built one of the first outpatient surgery centers in the country. Mr. Yachnowitz’s career commenced at Touche Ross & Co. in Florida.

An advisor to public and private entities, Mr. Yachnowitz has been acknowledged for his negotiating skills in a book authored by Richard F. LaRoche, Jr., titled NHC: Recollections. Mr. Yachnowitz is skilled in marketing strategies and in taking businesses from inception through fruition.

Mr. Yachnowitz holds a B.S. from the New York Institute of Technology in Accounting, with minors in Taxes and Business Law.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: May 14, 2010	By:	/s/ Sam Wolf
Name: Sam Wolf
Title: Chief Executive Officer